CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 19, 2005, relating to the financial statements and financial highlights which appears in the October 31, 2005 Annual Report to Shareholders of Credit Suisse Institutional Fund, Inc. - International Focus Portfolio, Credit Suisse Institutional Fund, Inc. - Investment Grade Fixed Income Portfolio, Credit Suisse Institutional Fund, Inc.
- Large Cap Value Portfolio, Credit Suisse Institutional Fund, Inc. - Select Equity Portfolio, and Credit Suisse Institutional Fund, Inc. - Capital Appreciation Portfolio (constituting the Credit Suisse Institutional Fund, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm and Counsel" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers
Baltimore, Maryland
February 27, 2006